 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934, as amended

Check the appropriate box:

9	Preliminary Information Statement

9	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

:	Definitive Information Statement

Harrell Hospitality Group, Inc.

(Name of Registrant As Specified in Charter)

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HARRELL HOSPITALITY GROUP, INC.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Information Statement is being furnished to you to provide a description of actions taken on November 20, 2006 by the board of directors of Harrell Hospitality Group, Inc. (the "Company"), and by the holders of approximately 90% of our outstanding shares of common stock in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (the "Delaware Law") and the Company's Certificate of Incorporation and Bylaws. This Information Statement is first being mailed to stockholders on or about December 16, 2006 and relates to the following action taken by our board of directors and a majority of our stockholders:

Approval of an amendment to the Company's Certificate of Incorporation to change its corporate name to NorAm Capital Holdings, Inc.

You are encouraged to read the attached Information Statement for further information regarding these actions.

This is not a notice of a meeting of stockholders and no stockholders' meeting will be held to consider these matters. This Information Statement is being furnished to you solely for your information in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and to satisfy the Company's obligations to promptly notify stockholders of the taking of corporate action without a meeting required by Section 228(e) of the Delaware Law.

By Order of the Board of Directors

/s/ Anthony J. Renteria

Anthony J. Renteria, Chief Executive Officer

Harrell Hospitality Group, Inc.

P.O. Box 260328

Plano, Texas 75026

(972) 380-0273

December 16, 2006

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed or furnished to stockholders on or about December 16, 2006 to those persons who were stockholders of the Company as of the close of business on November 20, 2006, the record date. The corporate actions approved by the board and the majority shareholders and described in this Information Statement will not take effect until at least 20 days after this has been mailed to the shareholders. The name change is expected to be effected on or about January 5, 2007.

Summary

The Company is changing its corporate name from Harrell Hospitality Group, Inc. to NorAm Capital Holdings, Inc. On November 20, 2006, the name change was approved by the board of directors and shareholders owning 90% of the voting shares of the Company. The only remaining steps necessary for completion of the name change are: notice to the shareholders through this Information Statement, acceptance by the Secretary of State of Delaware of filing of the amendment to the Certificate of Incorporation, and notice of the name change given to NASDAQ. The anticipated effective date of the new name is on or about January 5, 2007. No action is required of you at this time, and you have no dissenter's rights to this corporate action.

Questions and Answers about the Name Change

The following questions and answers are intended to respond to frequently asked questions concerning the name change of the Company. You should carefully read the entire Information Statement, as well as its exhibits and the documents incorporated by reference in this Information Statement.

Q: Why is the Company changing its name?

A: When the Company sold its hospitality assets in late September 2006, it had committed to the purchasers that it would change its name and that the purchasers could use the Harrell name in their hotel management operations. In addition, the Company's new majority owners and new management are changing the focus of the Company's business to consumer debt collection and other financial services and believe a new name will help avoid confusion with the previous business operations.

Q: Why isn't the Company soliciting proxies relating to a special meeting?

A: We have received written consent from the holders of a majority of the capital stock authorized to vote on the name change. Under the Delaware Law and our Certificate of Incorporation and bylaws this transaction may be approved by the written consent of a majority of the voting interests entitled to vote on it without the necessity of holding a meeting. Since we have received the written consent of the necessary number of votes to approve the name change, conducting a meeting of the stockholders is not necessary and represents a substantial and avoidable expense.

Q: How will the name change be accomplished?

A: The Company will amend its Certificate of Incorporation to change the name of the corporation from Harrell Hospitality Group, Inc. to NorAm Capital Holdings, Inc. The sales of shares of Harrell Hospitality Group, Inc. will cease to be reported on the NASD Over The Counter Bulletin Board quotation system ("OTCBB") and the sales of shares of NorAm Capital Holdings, Inc. common stock will begin being reported in their place beginning on the effective date of the name change, under a new CUSIP number and new trading symbol that have not yet been assigned.

Q: How will the name change affect your ownership interest of the Company?

A: The name change will not affect your rights as a stockholder of the Company. The number of outstanding shares of capital stock will not change.

Q: How will the name change affect the officers and directors of the Company?

A: The name change will not change our officers and directors who will continue to hold the same positions with the Company.

Q: Can I require the Company to purchase my stock?

A: No. The Delaware Law does not give you the right to require the Company to purchase your shares.

Q: Who will pay the costs of name change?

A: We will pay all costs of the filings associated with the name change and the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

Amendment of the Certificate of Incorporation

 Under the Delaware Law, the change to the Company name is effected by amending the Company's Certificate of Incorporation. Our Board has approved an amendment of the Certificate of Incorporation to change the corporate name from Harrell Hospitality Group, Inc. to NorAm Capital Holdings, Inc. A copy of the form of the Certificate of Amendment is included with this Information Statement as Exhibit "A".

Vote Required

 The affirmative vote of the holders of a majority of our outstanding voting stock is required to approve the amendment of the Company's Certificate of Incorporation under Delaware law. This vote was obtained by the holders of a majority of our outstanding voting stock through written consent effective November 20, 2006. On that date, the record date, our company had 14,049,210 shares of voting common stock outstanding, and the holders of 12,644,290 (90.0%) had delivered their written consent to change the name of the Company to NorAm Capital Holdings, Inc. Under the Delaware Law, if a written consent of a majority of shareholders is obtained, a meeting of shareholders is not necessary. Therefore, no proxies are being solicited, no meeting will be held, and no action is required of you.

No Dissenters' Rights

The Delaware Law does not provide for appraisal rights or dissenters rights in connection with our name change.

Interests of Certain Persons

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the name change of the Company.

Regulatory Approvals and Remaining Steps

Because the transaction has been approved by our board of directors and the majority shareholders, the only remaining conditions to the name change are (1) the distribution of this Information Statement to the shareholders, (2) filing of the amendment to the Certificate of Incorporation with the Secretary of State of Delaware at least 20 days after this Information Statement is mailed to the shareholders, and acceptance of that filing, (3) obtaining a new CUSIP number for the Company, and (4) notice to NASDAQ of the name change within ten days of the change, and assigning by NASDAQ of a new trading symbol. The new name is expected to be effective on or about January 5, 2007.

Costs of the Name Change

We will pay all costs of the filings associated with the name change and the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the persons who, as of November 20, 2006, the record date, were executive officers, directors, known to the Company to be beneficial owners of more than 5% of each class of the voting securities of the Company:

Class of Securities	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Class A Common	Global Trek Property Holdings, L.P.(1) 6675 Gatewick Drive Frisco, Texas 75035	6,322,145	45.0%
Class A Common	Square Rock Ltd. Pension Plan (2) 2213 High Pointe Corinth, Texas 76210	6322145	45.0%

Class A Common	All Executive Officers & Directors, as a group	12,644,290	90.0%

(1) Global Trek Property Holdings, L.P. is controlled by Anthony J. Renteria, the president, chief executive officer and a director of the Company.

(2) Square Rock, Ltd. Pension Plan is an affiliate of Square Rock, Ltd., which is controlled by Daniel Cofall, executive vice president, chief financial officer and director of the Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public 100 F Street, N.E., Room 1580 in Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

All inquires regarding our Company should be addressed to the attention of the Company's corporate Chief Executive Officer, Anthony J. Renteria, at the Company's principal executive office:

Harrell Hospitality Group, Inc.

Attn: Anthony J. Renteria

P.O. Box 260328

Plano, Texas 75026

(972) 380-0273

By Order of the Board of Directors

/s/ Anthony J. Renteria

------------------------

Anthony J. Renteria

Chief Executive Officer

Plano, TX

December 16, 2006

EXHIBITS

The following exhibits are included with this Information Statement:

Exhibit A:                     Certificate of Amendment to Certificate of Incorporation of Harrell Hospitality Group, Inc.

EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

HARRELL HOSPITALITY GROUP, INC.

Harrell Hospitality Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

FIRST: That, pursuant to the provisions of Section 141, 151, and 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company by Unanimous Written Consent dated as of November 20, 2006, did hereby adopt the following resolutions:

RESOLVED, that it is hereby proposed and declared advisable to amend the Certificate of Incorporation of the Company by changing Article One thereof so that, as amended, it shall read in its entirety as follows:

The name of the corporation is NorAm Capital Holdings, Inc.

RESOLVED, that the amendment proposed above be presented for their consideration to the stockholders of the Company.

SECOND: That thereafter, the holders of a majority of the outstanding stock of the Company entitled to a vote on the foregoing proposed amendment have signed and delivered to the Company a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided by Section 228(d).

THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed this 16 day of December, 2006.

HARRELL HOSPITALITY GROUP, INC.

By:__________________________________

Anthony J. Renteria, President